SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZIONS BANCORPORATION
(Exact Name of Registrant as Specified in its Charter)

Utah
(State of Incorporation or Organization)

87-0227400

(I.R.S. Employer Identification No.)

One South Main Street, Suite 1134
Salt Lake City, Utah

(Address of Principal Executive Offices)

84111
(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number(s) to which this form relates: 333-89202

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Senior Floating Rate Notes Due January 14, 2005	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                None

Item 1.            Description of Registrant’s Securities to be Registered

This registration statement relates to the Senior Floating Rate Notes Due January 14, 2005, part of the series of securities entitled Senior Medium-Term Notes, Series A (the “Notes”), of Zions Bancorporation, a Utah corporation (the “Company”).  The particular terms of the Notes are described in the prospectus dated August 9, 2002, as supplemented by the prospectus supplement dated September 10, 2002 and pricing supplement No. 3 dated January 15, 2003 (together, the “Prospectus”), which form a part of the Registration Statement on Form S-3 (File Nos. 333-89202) filed with the Securities and Exchange Commission on May 28, 2002 (including all amendments and supplements thereto, the “Registration Statement”).  Such Prospectus, as it may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.            Exhibits

Exhibit No.	Description

1

Senior Debt Indenture, dated September 10, 2002, between Zions Bancorporation and J.P. Morgan Trust Company, National Association, as trustee, with respect to senior debt securities of Zions Bancorporation, incorporated by reference to Exhibit 1 of Form 8-A12b filed on October 24, 2002.

2	Senior Floating Rate Note Due January 14, 2005 of Zions Bancorporation.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIONS BANCORPORATION

By:	/s/ Doyle L. Arnold
Name: Doyle L. Arnold
Title: Executive Vice President and Chief Financial Officer

Date:  January 15, 2003